Liberty Oilfield Services Inc. Announces Third Quarter 2018 Financial and Operational Results
October 30, 2018
Denver - (Business Wire) - Liberty Oilfield Services Inc. (NYSE: LBRT; “Liberty” or the “Company”) announced today third quarter 2018 financial and operational results.
Summary Results and Highlights

•	Revenue of $559 million and net income[1] of $66 million, or $0.49 fully diluted earnings per share, for the quarter ended September 30, 2018

•	Adjusted EBITDA[2] of $117 million and annualized Adjusted EBITDA per average active fleet of $21.2 million for the quarter ended September 30, 2018

•	Revenue of $1.682 billion and net income[1] of $215 million for the nine months ended September 30, 2018

•	Adjusted EBITDA[2] of $366 million and annualized Adjusted EBITDA per average active fleet of $23.2 million for the nine months ended September 30, 2018
“We are pleased with our third quarter 2018 results. In partnership with our customers, the Liberty team continues to drive high efficiency operations which are a win for Liberty and a win for our customers. Strong cash generation in the third quarter enabled us to execute on returning $60 million of cash to shareholders in the form of a regular quarterly dividend and repurchasing 2.4% of our total outstanding shares, while reducing our net debt to $20 million,” commented Chris Wright, Chief Executive Officer.
Outlook
Working in concert with customers, Liberty continues to drive innovation and operational efficiency across the entire fleet. This performance translates to strong demand for Liberty’s high efficiency fleets that deliver differential frac services. Premium service quality, coupled with basin and customer diversity, positions the Company to believe that it will continue to generate strong returns on capital employed regardless of how the market unfolds in the next few quarters. Liberty was built for long-term success as illustrated by the trailing 12-months Pre-Tax Return on Capital Employed (“ROCE”)3 of 43%.
Liberty’s geographically diversified operations continue to be in high demand and our long-term partnership strategy allows us to work closely with customers to make the most efficient use of our assets and expertise, to lower our customers' cost of production. During the third quarter additional local sand volumes continued to come on-line driving down well costs for our customers. We have ramped up to pumping over 70% local sand in the Permian Basin currently.
The projections that we included in our second quarter press release for annualized Adjusted EBITDA per average active fleet were based on a flat pricing environment. The frac pricing environment has been weakening modestly in the second half of 2018 as pressure pumping supply that was built for expected Permian completions growth outstripped the flattening completions growth curve. In a normal year, fourth quarter revenue typically declines mid-single digits compared to summer quarters due to the holiday season and budget management by producers. Current indications for the fourth quarter suggest that this is not an unreasonable expectation for this year.

1    Net income attributable to predecessor, controlling and noncontrolling interests.

2
“Adjusted EBITDA” is not presented in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”). Please see the supplemental financial information in the table under “Reconciliation of Net Income to EBITDA and Adjusted EBITDA” at the end of this earnings release for a reconciliation of the non-GAAP financial measure of Adjusted EBITDA to its most directly comparable GAAP financial measure.

3
Pre-Tax Return on Capital Employed (“ROCE”) is an operational measure. Please see the supplemental financial information in the table under “Calculation of Pre-Tax Return on Capital Employed” at the end of this earnings release for a calculation of this measure.

With a supportive macro commodity environment and the projected increase in takeaway capacity coming on-line in major basins, we would expect the supply and demand balance to tighten and pricing to strengthen in the second half of 2019. Demand for dedicated, efficient fleets looks to be strong in 2019.
Mr. Wright added, “Our third quarter results were strong with annualized Adjusted EBITDA per average active fleet of $21.2 million. We managed through some significant scheduling issues with our customers completion plans in the third quarter, as reality tends to bring scheduling challenges that are not always avoidable. We previewed in our second quarter earnings release that throughput was going to be lower in the third quarter than our record second quarter, due to customer completion scheduling. We also experienced slight weakening in pricing in the southern region due to supply/demand imbalance created by the temporary slowdown in the Permian completion growth trajectory.”
“Liberty’s strong financial results, favorable outlook and strong balance sheet, support our balanced strategy of growth and returning capital to our stockholders. Liberty is committed to creating long-term stockholder value via compounding shareholder value by reinvesting cash flow at high rates of return and returning cash to shareholders as appropriate. We are excited by the growth opportunities in front of us and the positive long-term outlook for the shale revolution and the benefits that this brings to our industry and the country as a whole,” concluded Mr. Wright.
Fleet Deployment Update
During the third quarter of 2018, Liberty did not deploy any additional fleets, keeping the number of deployed fleets steady at 22. The Company expects to deploy fleets 23 and 24 in the first half of 2019.
Third Quarter Results
For the third quarter of 2018, revenue decreased 11% to $559 million from $628 million in the second quarter of 2018.
Net income1 totaled $66 million for the third quarter of 2018 compared to net income1 of $95 million in the second quarter of 2018.
Adjusted EBITDA2 decreased 21% to $117 million from $149 million in the second quarter. Annualized Adjusted EBITDA per average active fleet decreased to $21.2 million in the third quarter compared to $28.0 million in the second quarter. Please refer to the reconciliation of Adjusted EBITDA (a non-GAAP measure) to net income (a GAAP measure) in this earnings release.
For the nine months ended September 30, 2018, revenue grew 62% to $1.682 billion compared to $1.041 billion for the same period in 2017.
Net income1 totaled $215 million for the nine months ended September 30, 2018 compared to net income of $111 million for the nine months ended September 30, 2017. Current period results include income tax expense of $36 million. Liberty was not subject to income tax prior to its initial public offering.
Adjusted EBITDA2 increased 94% to $366 million in the nine months ended September 30, 2018 compared to $189 million in the same period in 2017. Annualized Adjusted EBITDA per average active fleet increased to $23.2 million for the nine months ended September 30, 2018, compared to $17.8 million for the nine months ended September 30, 2017. Please refer to the reconciliation of Adjusted EBITDA (a non-GAAP measure) to net income (a GAAP measure) in this earnings release.
For the trailing twelve-months ended September 30, 2018, ROCE was 43%. Please refer to the calculation of ROCE at the end of this earnings release.

Balance Sheet and Liquidity
As of September 30, 2018, Liberty had cash on hand of $87 million and total debt of $107 million, net of deferred financing costs and original issue discount. There were no borrowings drawn on the ABL credit facility, and total liquidity, including availability under the credit facility, was $337 million.
Quarterly Cash Dividend
Liberty paid its first quarterly cash dividend of $0.05 per share of Class A common stock, or $3.5 million in aggregate, on September 20, 2018 to holders of record as of September 6, 2018. Liberty Oilfield Services New HoldCo LLC (Liberty LLC) also paid a distribution of $0.05 per unit, on that date, for a total dividend and distribution of $5.9 million.
Liberty announced on October 23, 2018 a cash dividend of $0.05 per share of Class A common stock, to be paid on December 20, 2018 to holders of record as of December 6, 2018. A distribution of $0.05 per unit has been approved for holders of units in Liberty LLC, which will use the same record and payment date.
Future declarations of quarterly cash dividends are subject to approval by the Board of Directors and to the Board’s continuing determination that the declarations of dividends are in the best interests of Liberty and its stockholders. Future dividends may be adjusted at the Board’s discretion based on market conditions and capital availability.
Repurchase of Common Stock
On September 10, 2018 the Board approved a $100 million share repurchase plan. During the three months ended September 30, 2018, Liberty repurchased and retired 2,843,365 shares of Class A common stock for $54 million. The total remaining authorization for future common share repurchases under the share repurchase program is $46 million as of September 30, 2018.
Conference Call
Liberty will host a conference call to discuss the results at 8:00 a.m. Mountain Time (10:00 a.m. Eastern Time) on Wednesday, October 31, 2018. Presenting Liberty’s results will be Chris Wright, Chief Executive Officer, Ron Gusek, President and Michael Stock, Chief Financial Officer.
Individuals wishing to participate in the conference call should dial (833) 255-2827, or for international callers (412) 902-6704. Participants should ask to join Liberty's call. A live webcast will be available at http://investors.libertyfrac.com. The webcast can be accessed for 90 days following the call. A telephone replay will be available shortly after the call and can be accessed by dialing (877) 344-7529, or for international callers (412) 317-0088. The passcode for the replay is 10124741. The replay will be available until November 7, 2018.
About Liberty
Liberty is an independent provider of hydraulic fracturing services to onshore oil and natural gas exploration and production companies in North America. Liberty was founded in 2011 with a relentless focus on improving tight-oil completions, and an emphasis on customer partnerships and technology to find innovative answers to frac optimization. Liberty is headquartered in Denver, Colorado. For more information about Liberty, please contact Investor Relations at IR@libertyfrac.com.
Non-GAAP Financial Measures
This earnings release includes unaudited non-GAAP financial and operational measures, including EBITDA, Adjusted EBITDA and Pre-Tax Return on Capital Employed. We believe that the presentation of these non-GAAP financial and operational measures provides useful information about our financial performance and results of operations. Non-GAAP financial and operational measures do not have any standardized meaning and are therefore unlikely to be comparable to similar measures presented by other companies. The presentation of non-GAAP financial and operational measures is not intended to be a substitute for, and should not be considered in isolation from, the financial measures reported in accordance with U.S. GAAP. See the tables entitled Reconciliation and Calculation of Non-GAAP Financial and Operational Measures for a reconciliation or calculation of the non-GAAP financial or operational measures to the most directly comparable GAAP measure.
Forward-Looking and Cautionary Statements
The information above includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included herein concerning, among other things, the deployment of fleets in the future, planned capital expenditures, future cash flows and borrowings, pursuit of potential acquisition opportunities, our financial position, return of capital to stockholders, business strategy and objectives for future operations, are forward-looking statements. These forward-looking statements are identified by their use of terms and phrases such as “may,” “expect,” “estimate,” “project,” “plan,” “believe,” “intend,” “achievable,” “anticipate,” “will,” “continue,” “potential,” “should,” “could,” and similar terms and phrases. Although we believe that the expectations reflected in these forward-looking statements are reasonable, they do involve certain assumptions, risks and uncertainties. These forward-looking statements represent our expectations or beliefs concerning future events, and it is possible that the results described in this earnings release will not be achieved. These forward-looking statements are subject to certain risks, uncertainties and assumptions identified above or as disclosed from time to time in Liberty's filings with the Securities and Exchange Commission. As a result of these factors, actual results may differ materially from those indicated or implied by such forward-looking statements.
Any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, we do not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time, and it is not possible for us to predict all such factors. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in “Item 1A. Risk Factors” included in our Annual Report on Form 10-K for the year ended December 31, 2017 as filed with the SEC on March 23, 2018 and in our other public filings with the SEC. These and other factors could cause our actual results to differ materially from those contained in any forward-looking statements.

Contact:
Michael Stock
Chief Financial Officer
303-515-2851
IR@libertyfrac.com

Liberty Oilfield Services Inc.
Selected Financial Data
(unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
	2018	2018	2017	2018	2017
Statement of Income Data:	(amounts in thousands, except for per share and fleet data)
Revenue	$558,777	$628,084	$441,853	$1,682,021	$1,040,972
Costs of services, excluding depreciation and amortization shown separately	418,867	455,469	328,434	1,251,163	807,693
General and administrative	24,659	27,313	22,245	73,648	59,351
Depreciation and amortization	32,305	30,606	24,164	90,927	55,831
Loss (gain) on disposal of assets	701	485	21	1,266	(12)
Total operating expenses	476,532	513,873	374,864	1,417,004	922,863
Operating income	82,245	114,211	66,989	265,017	118,109
Interest expense	(3,648)	(3,540)	(3,326)	(13,682)	(7,289)
Net income before taxes	78,597	110,671	63,663	251,335	110,820
Income tax expense	12,229	15,930	—	36,238	—
Net income	66,368	94,741	63,663	215,097	110,820
Less: Net income attributable to predecessor, prior to Corporate Reorganization	—	—	63,663	8,705	110,820
Less: Net income attributable to noncontrolling interests	32,275	45,146	—	99,028	—
Net income attributable to Liberty Oilfield Services Inc. stockholders	$34,093	$49,595	$—	$107,364	$—
Net income attributable to Liberty Oilfield Services Inc. stockholders per common share (1):
Basic	$0.50	$0.72		$1.56
Diluted	$0.49	$0.71		$1.53
Weighted average common shares outstanding:
Basic	68,548	69,020		68,823
Diluted	118,470	118,638		118,426

Other Financial and Operational Data
Capital expenditures (2)	$56,054	$45,576	$41,795	$184,497	$240,538
Adjusted EBITDA (3)	$117,486	$148,600	$93,745	$366,254	$188,975
Total Fleets at beginning of period (4)	22.0	21.0	16.0	19.0	10.0
Total Fleets at end of period (4)	22.0	22.0	17.0	22.0	17.0
Average Active Fleets (5)	22.0	21.3	16.7	21.1	14.2
Annualized Adjusted EBITDA per Average Active Fleet (6)	$21,187	$27,983	$22,271	$23,208	$17,793

(1)
Net income attributable to Liberty Oilfield Services Inc. stockholders per common share for the nine months ended September 30, 2018 does not include net income attributable to our predecessor, prior to corporate reorganization.

(2)	Capital expenditures presented above are shown on an as incurred basis, including capital expenditures in accounts payable and accrued liabilities.

(3)	Adjusted EBITDA is a non-GAAP financial measure. See the tables entitled "Reconciliation and Calculation of Non-GAAP Financial and Operational Measures" below.

(4)	Total Fleets represents the number of deployed and active fleets as of the designated date.

(5)	Average Active Fleets is calculated as the daily average of the number of active fleets for the period presented.

(6)	Annualized Adjusted EBITDA per Average Active Fleet is calculated as Adjusted EBITDA for the respective quarter or nine month period annualized, divided by the Average Active Fleets, as defined above.

Liberty Oilfield Services Inc.
Condensed Consolidated and Combined Balance Sheets
(unaudited, amounts in thousands)
	September 30,	December 31,
	2018	2017
Assets
Current assets:
Cash and cash equivalents	$87,077	$16,321
Accounts receivable and unbilled revenue	325,792	258,788
Inventories	55,836	55,524
Prepaids and other current assets	33,356	21,396
Total current assets	502,061	352,029
Property and equipment, net	583,942	494,776
Other assets	15,030	5,298
Total assets	$1,101,033	$852,103
Liabilities and Equity
Current liabilities:
Accounts payable	$95,624	$66,846
Accrued liabilities	108,396	153,648
Current portion of long-term debt, net of discount	817	11
Total current liabilities	204,837	220,505
Long-term debt, net of discount	106,267	196,346
Deferred tax liability	44,042	—
Payable pursuant to tax receivable agreement	2,291	—
Total liabilities	357,437	416,851

Redeemable common units	—	42,486
Member equity	—	392,766
Stockholders' equity:
Common Stock	1,153	—
Additional paid in capital	311,772	—
Retained earnings	103,820	—
Total stockholders' equity	416,745	—
Noncontrolling interest	326,851	—
Total Equity	743,596	392,766
Total liabilities and equity	$1,101,033	$852,103

Liberty Oilfield Services Inc.
Reconciliation and Calculation of Non-GAAP Financial and Operational Measures
(unaudited, amounts in thousands)
Reconciliation of Net Income to EBITDA and Adjusted EBITDA
	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
	2018	2018	2017	2018	2017
Net income	$66,368	$94,741	$63,663	$215,097	$110,820
Depreciation and amortization	32,305	30,606	24,164	90,927	55,831
Interest expense	3,648	3,540	3,326	13,682	7,289
Income tax expense	12,229	15,930	—	36,238	—
EBITDA	$114,550	$144,817	$91,153	$355,944	$173,940
Fleet start-up costs	2,235	3,298	1,895	8,842	10,784
Asset acquisition costs	—	—	426	—	2,968
Loss (gain) on disposal of assets	701	485	21	1,266	(12)
Advisory services fees	—	—	250	202	1,295
Adjusted EBITDA	$117,486	$148,600	$93,745	$366,254	$188,975

Calculation of Pre-Tax Return on Capital Employed
	Twelve Months Ended
	September 30, 2018
	2018	2017
Net income	$272,778
Add back: Income tax expense	36,238
Pre-tax net income	$309,016
Capital Employed
Total debt, net of discount	$107,084	$221,190
Redeemable common units	—	41,764
Total equity	743,596	335,895
Total Capital Employed	$850,680	$598,849

Average Capital Employed (1)	$724,765
Pre-Tax Return on Capital Employed (2)	43%

(1)	Average Capital Employed is the simple average of Total Capital Employed as of September 30, 2018 and 2017.

(2)	Pre-tax Return on Capital Employed is the ratio of pre-tax net income for the twelve months ended September 30, 2018 to Average Capital Employed.